UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2013

Vantiv, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35462	26-4532998
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Governor's Hill Drive Symmes Township, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 900-5250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
     Underwriting Agreement

On May 7, 2013, Vantiv, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Morgan Stanley & Co. LLC and Deutsche Bank Securities Inc., as representatives of the several underwriters listed in Schedule 1 thereto (the “Underwriters”), and the selling stockholders named therein (the “Selling Stockholders”), pursuant to which the Selling Stockholders agreed to sell 38,600,000 shares of Class A common stock, par value $0.00001 per share, of the Company to the Underwriters (the “Offering”). The Offering is expected to close on May 15, 2013, subject to the satisfaction of the closing conditions set forth in the Underwriting Agreement, including the Share Repurchase (described below), which is expected to occur contemporaneously with the closing of the Offering, and the consummation, on or prior to the closing of the Offering, of the refinancing of the Company’s existing senior secured credit facilities (the “Debt Refinancing”). The Company is not selling any shares in the Offering and will not receive any proceeds from the Offering.

The Offering is being made pursuant to a prospectus supplement, dated May 7, 2013, to the prospectus, dated May 6, 2013, included in the Company’s registration statement on Form S-3 (File No. 333-188385), which was filed with the Securities and Exchange Commission on May 6, 2013.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Shares by the Selling Stockholders to the Underwriter, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. The above description is qualified in its entirety by reference to such exhibit.

Share Repurchase

     On May 6, 2013, the Company entered into a stock repurchase agreement with the Underwriters (the “Repurchase Agreement”) to repurchase shares of the Company’s Class A common stock (the “Share Repurchase”), which are being sold in the Offering, directly from the Underwriters at the price per share equal to the price paid by the Underwriters to purchase the shares from the Selling Stockholders in the Offering. The Company will be repurchasing 17,452,958 shares of its Class A common stock at a price of $22.91875 per share pursuant to the terms of the Repurchase Agreement. The Share Repurchase is subject to certain conditions, including the consummation of the Debt Refinancing and the contemporaneous closing of the Offering. The repurchased shares will be cancelled and no longer outstanding following the completion of the Offering.

In connection with the Share Repurchase, the Company’s subsidiary, Vantiv, LLC, has entered into a commitment letter with various lenders to refinance its existing senior secured credit facilities. The Company expects that the new senior secured credit facilities will consist of a $1,850.0 million tranche A term loan facility maturing in May 2018 that will amortize on a basis of 1.25% during each of the first eight quarters, 1.875% during each of the second eight quarters and 2.50% during the final quarters with a balloon payment at maturity, and a $250.0 million revolving credit facility maturing in May 2018. The Company expects that the revolving credit facility will include a $75.0 million swing line facility and a $40.0 million letter of credit facility. Additionally, subject to certain terms and conditions, the loan agreement will permit the incurrence of one or more uncommitted incremental facilities under the loan agreement of (i) up to $400.0 million of additional debt plus (ii) an unlimited amount of additional debt so long as, in the case of such unlimited amounts, our first lien leverage ratio does not exceed 3.25:1.00. Depending on the timing and composition of lenders participating in the new senior secured credit facilities, the Company expects to incur a non-cash write-off of deferred charges of approximately $18 million on a pre-tax basis relating to the termination of its existing senior secured credit facilities. Such charge will be included in non-operating expenses in the quarter ending June 30, 2013. If consummated, the Debt Refinancing will increase the amount of debt on the Company’s balance sheet by approximately $650 million. Any proceeds from the additional debt to be incurred but not used to consummate the Share Repurchase will be used for general corporate purposes.

A copy of the Repurchase Agreement is filed as Exhibit 10.1 hereto. The above description is qualified in its entirety by reference to such exhibit.

Item 8.01    Other Events.
On May 6, 2013, the Company received an exchange notice from Fifth Third Bank that the Company exchange Class B units in the Company’s subsidiary Vantiv Holding, LLC (“Vantiv Holding”) held by Fifth Third Bank pursuant to the terms of the Exchange Agreement, dated as of March 21, 2012 (the “Exchange Agreement”), that the Company and Vantiv Holding entered into with Fifth Third Bank, and its subsidiary FTPS Partners, LLC, at the time of the Company’s initial public offering. The exchange notice was in connection with the Offering.

The Company will issue 15,600,000 shares of its Class A common stock, in the aggregate, to Fifth Third Bank (or 16,396,310 shares of Class A common stock, in the aggregate, if the Underwriters exercise in full their option to purchase additional shares) in exchange for 15,600,000 Class B units in Vantiv Holding, in the aggregate, held by Fifth Third Bank (or 16,396,310 Class B units, in the aggregate, if the Underwriters exercise in full their option to purchase additional shares), which is referred to herein as the Fifth Third exchange, prior to and in connection with the consummation of the Offering.

In connection with the Fifth Third exchange, the Company expects to record a liability of approximately $240 million under the tax receivable agreement the Company entered into with Fifth Third Bank at the time of its initial public offering. The approximate liability under the tax receivable agreement assumes the Underwriters exercise in full their option to purchase additional shares, is based on the closing share price of the Class A common stock as of May 7, 2013 and will not have an impact on the Company’s statements of income. The liability recorded is subject to change depending on the actual closing share price on the date of the exchange.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
1.1        Underwriting Agreement, dated as of May 7, 2013.
5.1        Opinion of Weil, Gotshal & Manges LLP.
10.1        Repurchase Agreement, dated as of May 6, 2013.
23.1        Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTIV, INC.

Dated: May 9, 2013	By:	/s/ NELSON F. GREENE
		Name:	Nelson F. Greene
		Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of May 7, 2013.
5.1	Opinion of Weil, Gotshal & Manges LLP.
10.1	Repurchase Agreement, dated as of May 6, 2013.
23.1	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).